Exhibit 99.1

Clearwater Paper Corporation
601 W. Riverside Avenue
Suite 1100
Spokane, Washington 99201

News Release

Contact:	(News media)	(CFO)	(Investors)
	Matt Van Vleet	Linda Massman	Sean Butson (IR Sense)
	509.344.5912	509.344.5905	509.344.5906

CLEARWATER PAPER ANNOUNCES PRELIMINARY

THIRD QUARTER FINANCIAL RESULTS

Announcement Made In Conjunction With Debt Financing

Spokane, Wash. – October 12, 2010 – Clearwater Paper Corporation (NYSE: CLW) today announced certain preliminary financial results as of and for the three months ended September 30, 2010, in connection with the company’s previously announced proposed offering of $350 million aggregate principal amount of senior notes due 2018. Clearwater Paper currently estimates that for such period, its net sales were between $345 million and $360 million and its Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or Adjusted EBITDA, was comparable to that achieved during the same quarter in fiscal 2009. Clearwater Paper’s net sales were $331.5 million for the three months ended September 30, 2009. Clearwater Paper also estimates that its cash and short-term investments as of September 30, 2010 were approximately $357 million.

The estimates for net sales and Adjusted EBITDA were derived from preliminary results of operations that are unaudited and subject to the completion of Clearwater Paper’s financial closing process for this period. Actual results for the quarter may differ from the estimated results. During the course of the financial statement closing process, Clearwater Paper may identify items that would require it to make adjustments, which may be material, to the estimated range of net sales set forth above or the amount of Adjusted EBITDA.

There can be no assurance that these preliminary results will not differ from the financial information reflected in Clearwater Paper’s financial statements for such period when they have been finalized or that these preliminary results are indicative of future performance.

This announcement of Clearwater Paper’s preliminary financial results is being made in connection with its previously announced offering of $350 million of debt securities.

Use of Non-GAAP Financial Measures

This press release includes a statement regarding the non-GAAP financial measure entitled “Adjusted EBITDA.” Clearwater Paper defines Adjusted EBITDA as EBITDA adjusted for non-recurring expenses or income, including debt retirement costs and alternative fuel tax credits. EBITDA, as defined by Clearwater Paper, is net earnings adjusted for net interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA is a non-GAAP measure that Clearwater Paper’s management uses to evaluate the cash generating capacity of Clearwater Paper. The most directly comparable GAAP measure for Adjusted EBITDA is net earnings.

Clearwater Paper believes that the presentation of non-GAAP financial measures enhances an investor’s understanding of its financial performance. Clearwater Paper believes that Adjusted EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items that it believes is not representative of its business. Clearwater Paper believes that Adjusted EBITDA will provide investors with a useful tool for assessing the comparability between periods of its ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. Clearwater Paper uses these financial measures for business planning purposes and in measuring performance relative to that of our respective competitors.

In addition, Clearwater Paper believes Adjusted EBITDA is a measure commonly used by investors to evaluate its performance and that of its competitors. They are not presentations made in accordance with GAAP and the use of the term Adjusted EBITDA varies from others in Clearwater Paper’s industry. This financial measure should not be considered an alternative to other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of Clearwater Paper’s results as reported under GAAP. For example, Adjusted EBITDA:

•	excludes certain tax payments that may represent a reduction in cash available to us;

•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our U.S. GAAP results and we use EBITDA and Adjusted EBITDA only supplementally.

CONFERENCE CALL INFORMATION

Clearwater Paper will host its scheduled third quarter 2010 financial results conference call on Thursday, October 28, 2010, at 8 a.m. Pacific Time (11 a.m. Eastern Time) to discuss its third quarter financial results in more detail. Clearwater Paper will issue its complete financial results press release before the market opens the same day.

Investors may access the conference call by dialing 877-303-9241 (for US/Canada investors) or 760-666-3575 (for international investors). The audio Web cast may be accessed on Clearwater Paper’s Web site at http://ir.clearwaterpaper.com/events.cfm.

An accompanying presentation will be available for downloading from http://ir.clearwaterpaper.com/events.cfm before the market opens. The Web cast will be audio only. Investors are recommended to download the accompanying presentation prior to the call.

For those unable to participate in the call, an archived recording will be available through Clearwater Paper’s Web site at www.clearwaterpaper.com under “Investor Relations” following the conference call.

FORWARD LOOKING STATEMENTS SAFE HARBOR

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding Clearwater Paper’s results of operations and financial condition at and for the three months ended September 30, 2010. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, adjustments to Clearwater Paper’s preliminary results in the course of the financial closing process, Clearwater Paper’s ability to execute on its expansion plans; customers’ product preferences, changes in the United States and international economies; changes in raw material and energy costs; cyclical industry conditions; loss of a large customer; changes in the alternative fuel mixture tax credit regulations and Clearwater Paper’s eligibility for such tax credits; competitive pricing pressure for Clearwater Paper’s products; changes in freight costs and disruptions in transportation services; unanticipated manufacturing disruptions; changes in general and industry-specific laws and regulations; unforeseen environmental liabilities or expenditures; labor disruptions; and other risks and uncertainties described from time to time in Clearwater Paper’s public filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and Clearwater Paper does not undertake to update any forward-looking statements.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, bleached paperboard and wood products at six facilities across the country. Clearwater Paper is a premier supplier of private label tissue to major retail grocery chains, and also produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper’s 2,500 employees build shareholder value by developing strong customer partnerships through quality and service.

For additional information on Clearwater Paper, please visit our website at

www.clearwaterpaper.com.

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